                                                                      EXHIBIT 11



                              HARBINGER CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE



                                                        Three Months Ended                Nine Months Ended
                                                            September 30,                   September 30,
                                                    ----------------------------    ----------------------------
PRIMARY                                                 1997            1996            1997            1996
                                                    ------------    ------------    ------------    ------------
Weighted average common stock outstanding             20,646,000      18,597,000      19,587,000      18,396,000

Net effect of dilutive stock options and warrants
         - based on the treasury method                       --              --              --              --
                                                    ------------    ------------    ------------    ------------
         Total                                        20,646,000      18,597,000      19,587,000      18,396,000
                                                    ============    ============    ============    ============

Loss before extraordinary item
         applicable to common shareholders          $ (9,698,000)   $ (1,233,000)   $(20,804,000)   $(11,751,000)

Extraordinary loss on debt extinguishment                     --              --      (2,419,000)             --
                                                    ------------    ------------    ------------    ------------

Net loss applicable to common
         shareholders                               $ (9,698,000)   $ (1,233,000)   $(23,223,000)   $(11,751,000)
                                                    ============    ============    ============    ============

Loss per share applicable to common
         shareholders before extraordinary item     $      (0.47)   $      (0.07)   $      (1.07)   $      (0.64)

Extraordinary loss per share on debt
         extinguishment                                       --              --           (0.12)             --
                                                    ------------    ------------    ------------    ------------

Net loss per share applicable to
         common shareholders                        $      (0.47)   $      (0.07)   $      (1.19)   $      (0.64)
                                                    ============    ============    ============    ============



Computational note:

         In connection with the computations for all periods presented, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.




                                   FORM 10-Q

                                                                      EXHIBIT 11



                              HARBINGER CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended                Nine Months Ended
                                                            September 30,                   September 30,
                                                    ----------------------------    ----------------------------
FULLY DILUTED                                           1997            1996            1997            1996
                                                    ------------    ------------    ------------    ------------
Weighted average common stock outstanding             20,646,000      18,597,000      19,587,000      18,396,000

Net effect of dilutive stock options and warrants
         - based on the treasury method                       --              --              --              --
                                                    ------------    ------------    ------------    ------------
         Total                                        20,646,000      18,597,000      19,587,000      18,396,000
                                                    ============    ============    ============    ============

Loss before extraordinary item
         applicable to common shareholders          $ (9,698,000)   $ (1,233,000)   $(20,804,000)   $(11,751,000)

Extraordinary loss on debt extinguishment                     --              --      (2,419,000)             --
                                                    ------------    ------------    ------------    ------------

Net loss applicable to common
         shareholders                               $ (9,698,000)   $ (1,233,000)   $(23,223,000)   $(11,751,000)
                                                    ============    ============    ============    ============

Loss per share applicable to common
         shareholders before extraordinary item     $      (0.47)   $      (0.07)   $      (1.07)   $      (0.64)

Extraordinary loss per share on debt
         extinguishment                                       --              --           (0.12)             --
                                                    ------------    ------------    ------------    ------------

Net loss per share applicable to common
         shareholders                               $      (0.47)   $      (0.07)   $      (1.19)   $      (0.64)
                                                    ============    ============    ============    ============



Computational note:

         In connection with the computations for all periods presented, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.




                                   FORM 10-Q
                                    PAGE 23